                                                                       EXHIBIT 3

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THIS NOTE MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS NOTE UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO LOISLAW.COM, INC. THAT SUCH REGISTRATION IS NOT REQUIRED.

                                PROMISSORY NOTE
$500,000                                                        December 8, 2000

    FOR VALUE RECEIVED, Loislaw.com, Inc., a Delaware corporation (the "Company"), hereby promises to pay to the order of Capital Resource Lenders III, L.P., on the earlier of March 8, 2000 or the closing of a Subsequent Financing (as defined below), the principal amount of Five Hundred Thousand Dollars ($500,000), plus interest in arrears from and including the date hereof on the principal balance from time to time outstanding, computed daily, at a rate of twelve percent (12%) per annum. Any interest due but remaining unpaid shall bear interest at the rate equal to fifteen percent (15%) per annum. This Note may be prepaid in whole or in part, at any time or from time to time, without premium or penalty. Interest shall be calculated on the basis of the actual number of days elapsed over a year of 360 days. Notwithstanding any other provision of this Note, the holder hereof does not intend to charge and the Company shall not be required to pay any interest or other fees or charges in excess of the maximum permitted by applicable law; any payments in excess of such maximum shall be refunded to the Company or credited to reduce principal hereunder. All payments received by the holder hereunder will be applied first to costs of collection, if any, then to interest and the balance to principal. The term "Subsequent Financing" as used herein shall refer to the sale by the Company of equity securities of the Company to one or more institutional investors, with gross proceeds to the Company of at least $2,000,000.

    Payments of principal and interest will be made by check in immediately available United States funds sent to the holder at the address furnished to the Company for that purpose.

    This Note is issued by the Company pursuant to and entitled to the benefits of a certain Note Purchase Agreement, dated as of December 8, 2000, between the Company and the Investor named therein (as the same may be amended from time to time, hereinafter referred to as the "Purchase Agreement"), and each holder of this Note, by its acceptance hereof, agrees to be bound by the provisions of the Purchase Agreement. This Note will be registered on the books of the Company or its agent as to principal and interest. Any transfer of this Note will be effected only by surrender of this Note to the Company and reissuance of a new note to the transferee.

    1. EVENTS OF DEFAULT. The outstanding principal and accrued interest on this Note shall, at the option of the holder hereof, become due and payable without notice or demand, upon the happening of any one of the following specified events:

        (a) failure to pay any amount as herein set forth;

        (b) default in the performance by the Company of any other obligation to the holder, which default is not cured within thirty (30) days after written notice of such default from the holder;

        (c) insolvency (however evidenced) or the commission of any act of insolvency;

        (d) the making of a general assignment for the benefit of creditors;

        (e) the filing of any petition or the commencement of any proceeding by the Company or any endorser or guarantor of this Note for any relief under any bankruptcy or insolvency laws, or any laws relating to the relief of debtors, readjustment of indebtedness, reorganizations, compositions, or extensions;

        (f) the filing of any petition or the commencement of any proceeding against the Company or any endorser or guarantor of this Note for any relief under any bankruptcy or insolvency laws, or any laws relating to the relief of debtors, readjustment of indebtedness, reorganizations, compositions, or extensions, which proceeding is not dismissed within sixty (60) days;

        (g) suspension of the transaction of the usual business of the Company;
    or

        (h) the breach of any representation or warranty of the Company in the Purchase Agreement.

    2. EXPENSES OF COLLECTION. In the event any payment herein provided is not paid when due, the Company agrees to pay the holder's reasonable costs in collecting and enforcing this Note, including reasonable attorney's fees.

    3. WAIVER BY HOLDER. No waiver of any obligation of the Company under this Note shall be effective unless it is in a writing signed by the holder. A waiver by the holder of any right or remedy under this Note on any occasion shall not be a bar to exercise of the same right or remedy on any subsequent occasion or of any other right or remedy at any time.

    4. WAIVER BY COMPANY. The Company hereby expressly waives presentment, demand, and protest, notice of demand, dishonor and nonpayment of this Note, and all other notices or demands of any kind in connection with the delivery, acceptance, performance, default or enforcement hereof, and hereby consents to any delays, extensions of time, renewals, waivers or modifications that may be granted or consented to by the holder hereof with respect to the time of payment or any other provision hereof.

    5. GOVERNING LAW. This Note shall be governed by and construed and enforced in accordance with the laws of the State of Delaware.

                                                       Loislaw.com, Inc.

                                                       By:              /s/ KYLE D. PARKER
                                                            -----------------------------------------
                                                                     Chief Executive Officer

                            NOTE PURCHASE AGREEMENT

                                                                December 8, 2000

    Loislaw.com, Inc., a Delaware corporation (the "Company"), and Capital Resource Lenders III, L.P., a Delaware limited partnership (the "Investor"), hereby agree as follows:

    1. THE NOTE. The Company has authorized the issuance and sale, in accordance with the terms hereof, of the Company's Promissory Note in the original principal amount of $500,000 (the "Note"). The Note will be substantially in the form set forth in Exhibit A hereto.

    2. THE CLOSING. The Company agrees to issue and sell to the Investor, and, subject to and in reliance upon the representations, warranties, terms and conditions contained herein, the Investor agrees to purchase the Note, for a purchase price of $500,000, payable by wire transfer to the Company's account. Such purchase and sale shall take place at a closing (the "Closing") to be held at 10 A.M. on December 8, 2000 at the offices of Testa, Hurwitz & Thibeault, L.L.P., 125 High Street, Boston, MA 02110 (or such other place and time as shall be mutually agreed upon). At the Closing, the Company shall deliver to the Investor an opinion of Novakov, Davis & Munck, P.C., counsel to the Company, satisfactory in form and substance to the Investor and its counsel.

    3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants that, as of the Closing,

        (a) the Company is a duly organized and validly existing corporation under the laws of the State of Delaware;

        (b) the Company has taken or will take all corporate action required to make all the obligations of the Company reflected in the provisions of this Agreement and the Note the valid and enforceable obligations they purport to be;

        (c) the issuance of the Note will not require any further corporate action; and

        (d) neither the authorization, execution and delivery of the Note nor the issuance and delivery of this Agreement has constituted or resulted in, nor will constitute or result in, a default or violation of any law or regulation applicable to the Company or any term or provision of the Company's Certificate of Incorporation or By-laws, both as amended, or any agreement or instrument by which it is bound or to which its properties or assets are subject.

    4.  REPRESENTATIONS AND WARRANTIES OF THE INVESTOR.

        (a) The Investor confirms that it has full power and authority and has taken all required action necessary to permit it to execute and deliver and to carry out the terms of this Agreement and all other documents or instruments required hereby and to make all the obligations of the Investor hereunder valid and enforceable.

        (b) The Investor represents that it is its present intention to acquire the Note for its own account and that the Note is being acquired by it for the purpose of investment and not with a view to distribution. The Investor agrees that it will not sell or transfer the Note without registration under applicable federal and state securities laws, or the availability of exemptions therefrom. The Investor agrees that the Note will bear a restrictive legend stating that it has not been registered under applicable federal and state securities laws and referring to restrictions on its transferability and sale.

        (c) The Investor acknowledges that it currently has, and had immediately prior to its receipt of the offer of sale from the Company, such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of this investment and further acknowledges that it is able to bear the economic risk of this investment. During the course of this transaction and prior to the sale to the Investor of the Note hereunder, the Investor acknowledges that it had the opportunity to ask questions of, and receive answers from, management of the

    Company concerning the terms and conditions of this investment and to obtain any additional information of the same kind that is specified in Rule 502 of Regulation D of the Securities Act of 1933, as amended, or that is necessary to verify the accuracy of the other information obtained. The Investor acknowledges that it has received such information as it deems necessary to enable it to make its investment decision.

    5. AMENDMENTS, WAIVERS, ETC. This Agreement and the Note may be amended only by a written instrument signed by the Company and the Investor.

    6. CHOICE OF LAW. It is the intention of the parties that the internal laws, and not the laws of conflicts, of the State of Delaware should govern the enforceability and validity of this Agreement, the construction of its terms and the interpretation of the rights and duties of the parties pursuant to the relationships among them contemplated herein, whether or not such rights and duties arise directly under this Agreement.

    7. LEGAL FEES. The Company agrees to pay at the Closing and thereafter on demand the fees and out-of-pocket expenses of Testa, Hurwitz & Thibeault, LLP, counsel to the Investor, with respect to the transactions contemplated herein.

    8. PARTIES IN INTEREST. The terms and provisions of this Agreement shall be binding upon and inure to the benefit of, and be enforceable by, the respective successors and assigns of the parties hereto. This Agreement shall not run to the benefit of or be enforceable by any person other than a party to this Agreement and its successors and assigns.

    9. COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, with the same effect as if all parties had signed the same document. All such counterparts shall be deemed an original, shall be construed together and shall constitute one and the same instrument.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

    IN WITNESS WHEREOF, the undersigned have executed this Note Purchase Agreement as of the date first above written.

                                                       COMPANY:

                                                       Loislaw.com, Inc.

                                                       By:     /s/ KYLE D. PARKER
                                                               ----------------------------------------

                                                       Title:  Chief Executive Officer
                                                               ----------------------------------------

                                                       INVESTOR:
                                                       Capital Resource Lenders III, L.P.
                                                       By: Capital Resource Partners III, L.L.C.,
                                                          Its General Partner

                                                       By:     /s/ ROBERT C. AMMERMAN
                                                               ----------------------------------------

                                                       Title:  Managing Member
                                                               ----------------------------------------